EXHIBIT 23







             Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 No. 2-75949, 33-11930 and 33-46661.



/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP




Dallas, Texas
January 29, 1996